SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2005

Friedman, Billings, Ramsey Group, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street

North Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

        On February 23, 2005, the Compensation Committee of the Board of Directors of Friedman, Billings, Ramsey Group, Inc. (the "Company") approved final cash bonuses and grants of restricted stock earned in 2004 for the Company's named executive officers under the Company's 2004 Key Employee Incentive Plan. Payments under this plan were based on the Company's 2004 executive compensation plan adopted in 2004, which plan will be discussed in greater detail in the Company's 2005 Annual Proxy Statement together with other elements of executive compensation. The restricted stock awards vest ratably in one-third increments over three years.

        The amounts paid to the Company's named executive officers are as follows: Emanuel J. Friedman, Co-Chairman and Co-Chief Executive Officer, $9,367,887 and 47,293 shares of restricted stock; Mr. Eric F. Billings, Co-Chairman and Co-Chief Executive Officer, $9,367,887 and 47,293 shares of restricted stock; Mr. James R. Tonkel, Co-President and Head of Investment Banking, $7,254,456 and 106,943 shares of restricted stock; Mr. Richard J. Hendrix, Co-President and Chief Operating Officer, $6,633,348 and 136,638 shares of restricted stock; Mr. Kurt R. Harrington, Chief Financial Officer, $986,753 and 9,064 shares of restricted stock; and Mr. William J. Ginivan, Chief Legal Officer, $986,753 and 9,064 shares of restricted stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Date: March 1, 2005	By:	/s/ Kurt R. Harrington
Kurt R. Harrington Chief Financial Officer